Exhibit 99.1
Contact: Michael Mitchell
The Medicines Company
973-290-6000
investor.relations@themedco.com
FOR IMMEDIATE RELEASE:

THE MEDICINES COMPANY REPORTS FULL YEAR AND FOURTH QUARTER 2011 FINANCIAL RESULTS
FULL YEAR EPS IS $2.35 PER SHARE VS YEAR AGO $1.97, REVENUES OF $484.7 MILLION VS YEAR AGO $437.6 MILLION
PARSIPPANY, NJ, February 22, 2012 - The Medicines Company (NASDAQ: MDCO) today announced its financial results for the fourth quarter and full year of 2011.

Financial highlights for the fourth quarter of 2011:

•	Net revenue increased by 10.5% to $132.2 million for the fourth quarter of 2011 from $ 119.7 million in the fourth quarter of 2010.

◦	Angiomax U.S. sales increased by 10.9% to $124.2 million in the fourth quarter of 2011 compared to $112.0 million in the fourth quarter of 2010.

◦	Angiomax/Angiox international net revenue in the fourth quarter of 2011 was $7.9 million compared with $7.7 million in the fourth quarter of 2010.

•	Net income for the fourth quarter of 2011 was $19.6 million, or $0.36 per share, compared to $58.6 million, or $1.09 per share, for the fourth quarter of 2010.

•	Non-GAAP net income for the fourth quarter of 2011 was $28.7 million, or $0.52 per share, compared to non-GAAP net income of $16.0 million, or $0.30 per share, for 2010.

Financial highlights for the full year of 2011:

•	Net revenue increased by 10.8% to $484.7 million in 2011 from $437.6 million in 2010.

◦	Angiomax U.S. sales increased by 9.7% to $452.3 million in 2011 compared with $412.3 million in 2010.

◦	Angiomax/Angiox international net revenue in 2011 increased by 28.3% with $31.6 million compared with $24.6 million in 2010.

•	Net income for 2011 was $127.9 million, or $2.35 per share, compared with net income of $104.6 million, or $1.97 per share, for 2010.

•	Non-GAAP net income for 2011 was $85.7 million, or $1.57 per share, compared to non-GAAP net income of $69.7 million, or $1.31 per share, for 2010.

Glenn Sblendorio, Executive Vice President and Chief Financial Officer stated, “We sustained consistent growth in the fourth quarter 2011, both on the revenue and profit target, and met all of our significant financial objectives in 2011. Our uniquely positioned business model is realizing significant progress in helping deliver acute intensive care in hospitals worldwide. We are also consistently delivering the operating and financial results that build value. We plan continued focus on optimizing R&D and SG&A to provide operating and geographic leverage and further expand the opportunities available to us.”

The following table provides reconciliations between GAAP and non-GAAP net income for the full year (FY) and fourth quarter (Q4) of 2011 and 2010.

(in millions)	Reported GAAP Net Income	Stock-Based Compensation Expense	Non-cash (Benefit) Provision for Income Taxes	Non-GAAP Net Income(1)

FY 2011	$127.9	$11.0	$(53.2)	$85.7

FY 2010	$104.6	$8.3	$(43.3)	$69.7

Q4 2011	$19.6	$2.6	$6.5	$28.7

Q4 2010	$58.6	$1.5	$(44.0)	$16.0

Note: Amounts may not sum due to rounding. (1) Excluding stock-based compensation expense and the non-cash (benefit) provision for income taxes.

Reconciliations between GAAP and non-GAAP fully diluted earnings per share (EPS) for the full year (FY) and fourth quarter (Q4) of 2011 and 2010 are provided in the following table:

(per share)	Reported GAAP EPS	Stock-Based Compensation Expense	Non-cash (Benefit) Provision for Income Taxes	Non-GAAP EPS (1)

FY 2011	$2.35	$0.20	$(0.98)	$1.57

FY 2010	$1.97	$0.16	$(0.81)	$1.31

Q4 2011	$0.36	$0.05	$0.12	$0.52

Q4 2010	$1.09	$0.03	$(0.82)	$0.30

Note: Amounts may not sum due to rounding.
Note: Amounts may not sum due to rounding. (1) Excluding stock-based compensation expense and the non-cash (benefit) provision for income taxes.

The Company believes that presenting the non-GAAP information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of the Company's core operating results and future prospects, expected growth rates or forecasted guidance, particularly as related to stock-based compensation expense and non-cash income taxes. Management uses this non-GAAP information, in addition to the GAAP information, as the basis for measuring the Company's core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Non-GAAP information is not meant to be considered superior to or a substitute for the Company's results of operations prepared in accordance with GAAP. A reconciliation of GAAP results with non-GAAP results may also be found in the attached financial tables.

There will be a conference call with management today at 8:30 a.m. Eastern Time to discuss full year and fourth quarter 2011 financial results and operational developments. The conference call will be available via phone and webcast. The webcast can be accessed at The Medicines Company website at www.themedicinescompany.com.

The dial in information is listed below:
Domestic Dial In:            866-510-0705
International Dial In:            617-597-5363
Passcode for both dial in numbers:    54805335

Replay is available from 10:30 a.m. Eastern Time following the conference call through March 7, 2012. To hear a replay of the call dial 888-286-8010 (domestic) and 617-801-6888 (international). Passcode for both dial in numbers is 95010339.

About The Medicines Company
The Medicines Company (NASDAQ: MDCO) provides medical solutions to improve health outcomes for patients in acute and intensive care hospitals worldwide. These solutions comprise medicines and knowledge that directly impact the survival and well being of critically ill patients. The Medicines Company's website is www.themedicinescompany.com.

Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates" and "expects" and similar expressions, including the Company's preliminary revenue results, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  Important factors that may cause or contribute to such differences include the Company's ability to develop its global operations and penetrate foreign markets, whether the Company's products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, risks associated with the establishment of international operations, whether the Company is able to obtain or maintain patent protection for the intellectual property relating to the Company's products; and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed on November 9, 2011, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

The Medicines Company
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)	Three months ended December 31,
	2011	2010

Net revenue	$132,231	$119,679
Operating expenses:
Cost of revenue	44,007	35,394
Research and development	33,302	31,113
Selling, general and administrative	34,916	37,372
Total operating expenses	112,225	103,879

Income from operations	20,006	15,800
Other income	340	(322)
Income before income taxes	20,346	15,478
(Provision) benefit for income taxes	(764)	43,094

Net income	$19,582	$58,572

Basic earnings per common share	$0.36	$1.10
Shares used in computing basic earnings per common share	53,739	53,041

Diluted earnings per common share	$0.36	$1.09
Shares used in computing diluted earnings per common share	54,899	53,714

The Medicines Company
Condensed Consolidated Statements of Operations

(in thousands, except per share data)	Year Ended December 31,
	2011	2010

Net revenue	$484,732	$437,645
Operating expenses:
Cost of revenue	156,866	129,299
Research and development	110,180	85,241
Selling, general and administrative	159,617	158,690
Total operating expenses	426,663	373,230

Income from operations	58,069	64,415
Legal settlement	17,984	—
Other income	1,790	(267)
Income before income taxes	77,843	64,148
Benefit from income taxes	50,034	40,487

Net income	$127,877	$104,635

Basic earnings per common share	$2.39	$1.98
Shares used in computing basic earnings per common share	53,496	52,842

Diluted earnings per common share	$2.35	$1.97
Shares used in computing diluted earnings per common share	54,407	53,184

The Medicines Company
Condensed Consolidated Balance Sheets

(in thousands)	December 31,	December 31,
	2011	2010

ASSETS
Cash, cash equivalents and available for sales securities	$340,512	$246,644
Accrued interest receivable	374	1,279
Accounts receivable, net	74,559	46,551
Inventory	45,145	25,343
Deferred tax assets	9,395	—
Prepaid expenses and other current assets	11,738	4,804
Total current assets	481,723	324,621

Fixed assets, net	17,979	20,662
Intangible assets, net	87,329	82,925
Restricted cash	4,714	5,778
Deferred tax assets	78,441	25,197
Goodwill	14,671	14,671
Other assets	7,790	270
Total assets	$692,647	$474,124

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$154,635	$85,370
Contingent purchase price	20,431	25,387
Other long term liabilities	5,939	5,769
Stockholders' equity	511,642	357,598
Total liabilities and stockholders' equity	$692,647	$474,124

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,
	2011
	GAAP(1)	Stock-Based Compensation		Non-cash Tax Provision		Non-GAAP(4) As Adjusted
Net revenue	$132,231	$—		$—		$132,231

Operating expenses:
Cost of revenue	44,007	(27)	(2)	—		43,980
Research and development	33,302	(385)	(2)	—		32,917
Selling, general and administrative	34,916	(2,230)	(2)	—		32,686
Total operating expenses	112,225	(2,642)		—		109,583

Income from operations	20,006	2,642		—		22,648

Legal settlement	—	—		—		—
Other income	340	—		—		340
Income before income taxes	20,346	2,642		—		22,988
(Provision) benefit for income taxes	(764)	—		6,507	(3)	5,743
Net income	$19,582	$2,642		$6,507		$28,731

Basic earnings per common share	$0.36	$0.05		$0.12		$0.53

Shares used in computing basic earnings per common share	53,739	53,739		53,739		53,739

Diluted earnings per common share	$0.36	$0.05		$0.12		$0.52

Shares used in computing diluted earnings per common share	54,899	54,899		54,899		54,899

Note: Amounts may not sum due to rounding
(1) GAAP Results
(2) Non-cash stock compensation expense
(3) Non-cash income taxes
(4) Non-GAAP Results

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(unaudited)

	Year Ended December 31,
	2011
	GAAP(1)	Stock-Based Compensation		Non-cash Tax Provision		Non-GAAP(4) As Adjusted
Net revenue	$484,732	$—		$—		$484,732

Operating expenses:
Cost of revenue	156,866	(125)	(2)	—		156,741
Research and development	110,180	(1,870)	(2)	—		108,310
Selling, general and administrative	159,617	(9,022)	(2)	—		150,595
Total operating expenses	426,663	(11,017)		—		415,646

Income from operations	58,069	11,017		—		69,086

Legal settlement	17,984	—		—		17,984
Other income	1,790	—		—		1,790
Income before income taxes	77,843	11,017		—		88,860
Benefit (provision) for income taxes	50,034	—		(53,236)	(3)	(3,202)
Net income	$127,877	$11,017		$(53,236)		$85,658

Basic earnings per common share	$2.39	$0.21		$(1.00)		$1.60

Shares used in computing basic earnings per common share	53,496	53,496		53,496		53,496

Diluted earnings per common share	$2.35	$0.20		$(0.98)		$1.57

Shares used in computing diluted earnings per common share	54,407	54,407		54,407		54,407

Note: Amounts may not sum due to rounding
(1) GAAP Results
(2) Non-cash stock compensation expense
(3) Non-cash income taxes
(4) Non-GAAP Results

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,
	2010
	GAAP(1)	Stock-Based Compensation		Non-cash Tax Provision		Non-GAAP(4) As Adjusted
Net revenue	$119,679	$—		$—		$119,679

Operating expenses:
Cost of revenue	35,394	(33)	(2)	—		35,361
Research and development	31,113	(231)	(2)	—		30,882
Selling, general and administrative	37,372	(1,217)	(2)	—		36,155
Total operating expenses	103,879	(1,481)		—		102,398

Income from operations	15,800	1,481		—		17,281

Other income	(322)	—		—		(322)
Income before income taxes	15,478	1,481		—		16,959
Benefit (provision) for income taxes	43,094	—		(44,010)	(3)	(916)
Net income	$58,572	$1,481		$(44,010)		$16,043

Basic earnings per common share	$1.10	$0.03		$(0.83)		$0.30

Shares used in computing basic earnings per common share	53,041	53,041		53,041		53,041

Diluted earnings per common share	$1.09	$0.03		$(0.82)		$0.30

Shares used in computing diluted earnings per common share	53,714	53,714		53,714		53,714

Note: Amounts may not sum due to rounding
(1) GAAP Results
(2) Non-cash stock compensation expense
(3) Non-cash income taxes
(4) Non-GAAP Results

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(unaudited)

	Year Ended December 31,
	2010
	GAAP(1)	Stock-Based Compensation		Non-cash Tax Provision		Non-GAAP(4) As Adjusted
Net revenue	$437,645	$—		$—		$437,645

Operating expenses:
Cost of revenue	129,299	(250)	(2)	—		129,049
Research and development	85,241	(1,801)	(2)	—		83,440
Selling, general and administrative	158,690	(6,285)	(2)	—		152,405
Total operating expenses	373,230	(8,336)		—		364,894

Income from operations	64,415	8,336		—		72,751

Other income	(267)	—		—		(267)
Income before income taxes	64,148	8,336		—		72,484
Benefit (provision) for income taxes	40,487	—		(43,300)	(3)	(2,813)
Net income	$104,635	$8,336		$(43,300)		$69,671

Basic earnings per common share	$1.98	$0.16		$(0.82)		$1.32

Shares used in computing basic earnings per common share	52,842	52,842		52,842		52,842

Diluted earnings per common share	$1.97	$0.16		$(0.81)		$1.31

Shares used in computing diluted earnings per common share	53,184	53,184		53,184		53,184

Note: Amounts may not sum due to rounding
(1) GAAP Results
(2) Non-cash stock compensation expense
(3) Non-cash income taxes
(4) Non-GAAP Results